Exhibit 99.1

Ventas, Inc.	111 South Wacker Drive, Suite 4800	Chicago, Illinois 60606	(877) 4-VENTAS	www.ventasreit.com

Contact:	David J. Smith
(877) 4-VENTAS

VENTAS REPORTS FOURTH QUARTER NORMALIZED FFO OF

$0.66 PER DILUTED SHARE

2008 Normalized FFO Per Diluted Share Increases Two Percent to $2.74 Versus Prior Year

Ventas Issues 2009 Normalized FFO Guidance of $2.55 to $2.65 Per Diluted Share

Dividend of $0.5125 Per Share Declared for First Quarter 2009

CHICAGO, IL (February 12, 2009) – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that normalized Funds From Operations (“FFO”) per fully diluted common share for the year ended December 31, 2008 rose two percent to $2.74, from $2.69 for the comparable 2007 period. Normalized FFO for the year ended December 31, 2008 increased 16 percent to $383.2 million, from $330.6 million for the comparable 2007 period. Weighted average diluted shares outstanding in 2008 totaled 139.9 million, compared to 123.0 million in 2007. Normalized FFO for the year ended December 31, 2008 excludes the net benefit (totaling $32.9 million or $0.24 per share) from income taxes, reversal of a previously recorded contingent liability and net gains on extinguishment of debt, offset by the valuation allowance on real estate mortgage loans receivable and merger-related costs.

“In 2008, we took defensive, proactive steps to build liquidity and financial strength, while still delivering positive FFO per share growth,” Ventas Chairman, President and Chief Executive Officer Debra A. Cafaro said. “Our focus on protecting shareholder value is clear and unequivocal as we move into 2009. Low leverage, staggered debt maturities, a stable, cash flowing portfolio and negligible forward commitments provide a sound foundation to accomplish this goal and position us for growth when conditions change.”

Fourth quarter 2008 normalized FFO increased eight percent to $95.0 million, from $87.7 million in the fourth quarter of 2007. Normalized FFO per diluted common share was stable at $0.66 for both periods.

Fourth quarter normalized FFO per share benefited from rental increases from the Company’s triple-net lease portfolio, higher revenues at the Company’s medical office building (“MOB”) operating portfolio, additional investments and lower interest expense, offset in part by lower Net Operating Income after management fees (“NOI”) at the Company’s senior living operating portfolio, the movement in foreign exchange rates and higher weighted average diluted shares outstanding. The Company had 143.0 million weighted average diluted shares outstanding in the fourth quarter of 2008, compared to 133.7 million shares in the fourth quarter of 2007. Normalized FFO for the three months ended December 31, 2008 excludes the net benefit (totaling $3.6 million) from net gains on extinguishment of debt and income taxes, offset by merger-related costs.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), in the fourth quarter of 2008 decreased two percent to $98.5 million, from $100.4 million in the prior year. NAREIT FFO per diluted common share decreased eight percent to $0.69, from $0.75 a year earlier. This decrease in NAREIT FFO is principally due to higher weighted average diluted shares outstanding in the fourth quarter of 2008 over the prior year.

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Ventas Reports Fourth Quarter Results

February 12, 2009

NAREIT FFO for the year ended December 31, 2008 increased ten percent to $416.0 million, or $2.97 per diluted common share, from $377.7 million, or $3.07 per diluted common share, for the comparable 2007 period. The decrease in NAREIT FFO per diluted common share is principally due to higher weighted average diluted shares outstanding in 2008.

BOARD DECLARES QUARTERLY DIVIDEND OF $0.5125 PER COMMON SHARE

Ventas also said that its Board of Directors declared the Company’s first quarter 2009 dividend of $0.5125 per share. The first quarter dividend is payable in cash on March 31, 2009 to stockholders of record on March 18, 2009.

“We are pleased to continue sharing our strong cash flow with our shareholders,” Cafaro stated. “This decision indicates our confidence in our portfolio, cash flows and balance sheet.”

SUNRISE PORTFOLIO

Total Portfolio

The Company’s operating portfolio contains 79 seniors housing communities in North America that are managed by Sunrise Senior Living, Inc. (NYSE: SRZ) (“Sunrise”). Ventas owns 100 percent of 18 of these communities and has a partnership share of between 75 percent and 85 percent in the remaining 61 communities, and Sunrise owns a minority interest in those 61 communities.

NOI for those 79 communities was $138.8 million for the year ended December 31, 2008. The portfolio was acquired in 2007 and a comparison to the prior full year period is not available.

NOI was $32.2 million for the three months ended December 31, 2008, compared to $33.7 million during the three months ended December 31, 2007. The fourth quarter decrease is principally related to the movement in the Canadian dollar exchange rate, which had an unfavorable impact on NOI of $1.2 million, and lower occupancy in the stabilized portfolio versus the comparable 2007 period.

72 Same Store Stabilized Community Results—Average Occupancy of 91 Percent

For the 72 Sunrise communities that were stabilized in both the fourth quarter of 2008 and the fourth quarter of 2007, total community NOI was $29.4 million in 2008 versus $32.6 million for the comparable 2007 period. The movement in the Canadian dollar exchange rate had an unfavorable impact on NOI of $1.1 million for the fourth quarter of 2008. In addition, average daily rate declined by two percent, and occupancy declined by 210 basis points, in the fourth quarter of 2008 versus the same period in 2007.

Average occupancy for the 72 same store stabilized communities was a strong 91.0 percent in the fourth quarter of 2008.

Two Communities in Lease-up

Ventas’s Sunrise portfolio also contains two recently developed communities that are in lease-up. Total community NOI for the two lease-up communities increased significantly, to $0.9 million during the fourth quarter of 2008, from $0.1 million during the third quarter of 2008.

Average occupancy for these two communities during the fourth quarter of 2008 increased 500 basis points to 63.7 percent, compared to 58.2 percent during the third quarter of 2008.

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Ventas Reports Fourth Quarter Results

February 12, 2009

During the fourth quarter of 2008, one community was reclassified from lease-up to stabilized.

GAAP NET INCOME

Net income applicable to common shares for the quarter ended December 31, 2008 was $58.5 million, or $0.41 per diluted common share, after discontinued operations of $13.9 million, compared with net income applicable to common shares for the quarter ended December 31, 2007 of $29.4 million, or $0.22 per diluted common share, after discontinued operations of $1.0 million.

Net income applicable to common shares for the year ended December 31, 2008 was $226.3 million, or $1.62 per diluted common share, after discontinued operations of $44.5 million, compared with net income applicable to common shares for the year ended December 31, 2007 of $277.1 million, or $2.25 per diluted common share, after discontinued operations of $139.6 million.

FOURTH QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Portfolio, Performance and Balance Sheet Highlights

2008 Recap

•	Ventas purchased at a net discount $176.4 million aggregate principal amount of its 8 3 /4% senior notes due 2009 and its 6 3/4% senior notes due 2010.

•	Ventas repaid $220.6 million of its mortgage debt obligations, plus $19.9 million repayment of principal through normal periodic principal amortization.

•	Ventas raised $126.7 million in ten-year 6.5 percent first mortgage financing (Ventas’s pro rata share was $107.2 million).

•	Ventas sold twelve healthcare and seniors housing assets for $131.6 million and realized a gain of $47.4 million.

•	Ventas raised $409.0 million through the issuance and sale of 9.2 million shares of its common stock.

•	Cash flow from operations totaled $364.2 million.

Liquidity & Balance Sheet

•

At December 31, 2008, the Company had $300.2 million outstanding under its Credit Facilities; $546.0 million of undrawn availability; and $176.8 million of cash and short-term cash investments primarily invested in United States treasury money market funds.

•	The Company’s debt to total capitalization at December 31, 2008 was approximately 40 percent. Its net debt to pro forma EBITDA at year end was 4.7x.

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Ventas Reports Fourth Quarter Results

February 12, 2009

•	The Company has $118 million in total debt maturities during 2009, excluding normal period principal amortization payments.

Dispositions

•

As previously announced, in December 2008, Ventas sold five seniors housing assets for an aggregate sale price of $62.5 million, representing a 6.7 percent capitalization rate on rent. Ventas realized a gain from the sale of $21.5 million in the fourth quarter, $8.4 million of which was deferred and will be recognized over the next three years.

•

In January 2009, Ventas sold four seniors housing assets for an aggregate sale price of $58.7 million, representing an 8.5 percent capitalization rate on rent. Ventas expects to recognize a gain from the sale of approximately $11 million in the first quarter of 2009.

•

As previously announced, Ventas expects to sell a hospital to the current tenant for $35 million in an all-cash transaction. While the Company expects this transaction to close in the first quarter of 2009, there can be no assurance that it will close or, if it does, the timing or terms of such closing.

Portfolio

•

Average occupancy for the Company’s 72 same store stabilized portfolio of private-pay seniors housing communities managed by Sunrise was a strong 91.0 percent in the fourth quarter of 2008, compared to 91.7 percent in the third quarter of 2008.

•

The 203 skilled nursing facilities (“SNFs”) and hospitals (“LTACs”) leased by the Company to Kindred produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.2 times for the trailing twelve-month period ended September 30, 2008 (the latest date available).

Additional Information

•

Beginning in 2009, consistent with U.S. generally accepted accounting principles (“GAAP”), the Company will recognize additional interest expense based on the Company’s non-convertible debt borrowing rate on its $230 million 3 7/8% convertible bond issuance. This non-cash interest expense will decrease 2009 NAREIT and normalized FFO per diluted share by approximately $0.01 per share per quarter.

•	Effective February 16, 2009, Wells Fargo Bank, N.A. has been appointed as transfer agent for Ventas.

•	Supplemental information regarding the Company can be found on the Company’s website under the “For Investors” section or at www.ventasreit.com/investors/supplemental.asp.

VENTAS ISSUES 2009 NORMALIZED FFO AND FAD GUIDANCE

Ventas currently expects its 2009 normalized FFO to be between $2.55 and $2.65 per diluted common share and FAD to be between $2.39 and $2.49 per diluted common share. The Company’s normalized FFO guidance for all periods assumes that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance (and related GAAP earnings projections) excludes (a) gains and losses on the sales of assets, (b) the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, (c) merger-related costs and expenses that are not

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capitalized under GAAP, including expenses relating to the Company’s lawsuit against HCP, Inc., (d) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts or premiums incurred as a result of early retirement or payment of the Company’s debt, (e) the non-cash effect of income tax benefits or expenses, (f) acquisition costs and expenses and earn out payments required by GAAP to be expensed rather than capitalized into asset cost, and (g) the reversal or incurrence of contingent liabilities.

The Company’s guidance is based on a number of other assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is provided on a schedule attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

FOURTH QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (617) 847-8710. The participant passcode is “Ventas.” The conference call is being webcast live by CCBN and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. An online replay of the webcast will be available at approximately 1:00 p.m. Eastern Time and will be archived for one month.

Ventas, Inc. is a leading healthcare real estate investment trust. At the date of this press release, Ventas owns 509 seniors housing and healthcare-related properties located in 43 states and two Canadian provinces. Its diverse portfolio includes 244 seniors housing communities, 192 skilled nursing facilities, 41 hospitals, and 32 medical office buildings and other properties. More information about Ventas can be found on its website at www.ventasreit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.’s (“Ventas” or the “Company”) and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, dispositions, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers, managers and other third parties, as applicable, to meet and/or perform the obligations under their various contractual arrangements with the Company; (b) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”), Brookdale Living Communities, Inc. (together with its subsidiaries, “Brookdale”) and Alterra Healthcare Corporation (together with its subsidiaries, “Alterra”) to meet and/or perform their obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities under the Company’s respective contractual arrangements with Kindred, Brookdale and Alterra; (c) the ability of the Company’s operators, tenants, borrowers and managers, as applicable, to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities; (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost

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containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s cost of borrowing; (h) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (i) the results of litigation affecting the Company; (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (k) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (l) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (m) final determination of the Company’s taxable net income for the year ended December 31, 2008 and for the year ending December 31, 2009; (n) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants; (o) risks associated with the Company’s seniors housing communities managed by Sunrise Senior Living, Inc. (together with its subsidiaries, “Sunrise”), including the timely delivery of accurate property-level financial results for the Company’s properties; (p) factors causing volatility in the Company’s revenues generated by its seniors housing communities managed by Sunrise, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs and professional and general liability claims; (q) the movement of U.S. and Canadian exchange rates; (r) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (s) the impact on the liquidity, financial condition and results of operations of the Company’s operators, tenants, borrowers and managers, as applicable, resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of the Company’s operators, tenants, borrowers and managers to accurately estimate the magnitude of these liabilities; (t) the ability and willingness of the lenders under the Company’s unsecured revolving credit facilities to fund, in whole or in part, borrowing requests made by the Company from time to time; (u) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (v) the impact of the Sunrise strategic review process and accounting, legal and regulatory issues. Many of these factors are beyond the control of the Company and its management.

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Ventas Reports Fourth Quarter Results

February 12, 2009

CONSOLIDATED BALANCE SHEETS

As of December 31, 2008, September 30, 2008, June 30, 2008, March 31, 2008 and December 31, 2007

(In thousands, except per share amounts)

	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
Assets
Real estate investments:
Land	$555,015	$567,474	$569,711	$567,523	$572,092
Buildings and improvements	5,593,024	5,694,198	5,700,555	5,668,239	5,718,273
Construction in progress	12,591	9,533	1,642	998	1,816

	6,160,630	6,271,205	6,271,908	6,236,760	6,292,181
Accumulated depreciation	(987,691)	(951,523)	(905,608)	(855,148)	(816,352)

Net real estate property	5,172,939	5,319,682	5,366,300	5,381,612	5,475,829
Loans receivable, net	123,289	113,606	118,565	19,945	19,998

Net real estate investments	5,296,228	5,433,288	5,484,865	5,401,557	5,495,827
Cash and cash equivalents	176,812	115,923	29,268	51,347	28,334
Escrow deposits and restricted cash	55,866	43,841	40,038	52,621	54,077
Deferred financing costs, net	20,598	19,292	20,742	21,978	22,836
Notes receivable-related parties	—	1,769	1,752	2,109	2,092
Other	220,480	200,735	140,396	122,176	113,462

Total assets	$5,769,984	$5,814,848	$5,717,061	$5,651,788	$5,716,628

Liabilities and stockholders’ equity
Liabilities:
Senior notes payable and other debt	$3,147,694	$3,135,350	$3,251,418	$3,157,111	$3,360,499
Deferred revenue	7,057	7,564	8,050	8,700	9,065
Accrued interest	21,931	46,255	20,261	46,748	20,790
Accounts payable and other accrued liabilities	168,198	152,666	142,399	142,386	173,576
Deferred income taxes	257,499	256,525	282,080	286,153	297,590

Total liabilities	3,602,379	3,598,360	3,704,208	3,641,098	3,861,520

Minority interest	19,137	28,901	30,957	32,316	31,454

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 143,302, 143,293, 138,477, 138,369 and 133,665 shares issued at December 31, 2008, September 30, 2008, June 30, 2008, March 31, 2008 and December 31, 2007, respectively	35,825	35,823	34,619	34,592	33,416
Capital in excess of par value	2,244,596	2,242,345	2,021,074	2,015,661	1,821,294
Accumulated other comprehensive (loss) income	(21,089)	4,835	12,831	14,819	17,416
Retained earnings (deficit)	(110,407)	(95,414)	(86,610)	(86,698)	(47,846)
Treasury stock, 15, 0, 0, 0 and 14 shares at December 31, 2008, September 30, 2008, June 30, 2008, March 31, 2008 and December 31, 2007, respectively	(457)	(2)	(18)	—	(626)

Total stockholders’ equity	2,148,468	2,187,587	1,981,896	1,978,374	1,823,654

Total liabilities and stockholders’ equity	$5,769,984	$5,814,848	$5,717,061	$5,651,788	$5,716,628

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Ventas Reports Fourth Quarter Results

February 12, 2009

CONSOLIDATED STATEMENTS OF INCOME

For the Three Months and Years Ended December 31, 2008 and 2007

(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2008	2007	2008	2007
Revenues:
Rental income	$124,177	$119,835	$487,436	$465,069
Resident fees and services	105,609	106,888	429,257	282,226
Income from loans and investments	3,474	471	8,847	2,586
Interest and other income	697	547	4,226	2,839

Total revenues	233,957	227,741	929,766	752,720

Expenses:
Interest	50,253	53,313	203,184	195,731
Depreciation and amortization	54,209	70,895	231,802	227,463
Property-level operating expenses	76,447	75,395	306,944	198,125
General, administrative and professional fees (including non-cash stock-based compensation expense of $2,160 and $1,891 for the three months ended 2008 and 2007, respectively, and $9,976 and $7,493 for the year ended 2008 and 2007, respectively)	11,158	11,506	40,651	36,425
Foreign currency gain	(11)	(35)	(162)	(24,280)
Merger-related expenses	1,332	652	4,460	2,979
Gain on extinguishment of debt	(2,858)	—	(2,398)	(88)

Total expenses	190,530	211,726	784,481	636,355

Income before reversal of contingent liability, income taxes, minority interest and discontinued operations	43,427	16,015	145,285	116,365
Reversal of contingent liability	—	—	23,328	—
Income tax benefit, net of minority interest	1,720	12,968	15,885	28,042

Income before minority interest and discontinued operations	45,147	28,983	184,498	144,407
Minority interest, net of tax	621	610	2,684	1,698

Income from continuing operations	44,526	28,373	181,814	142,709
Discontinued operations	13,949	1,028	44,474	139,609

Net income	58,475	29,401	226,288	282,318
Preferred stock dividends and issuance costs	—	—	—	5,199

Net income applicable to common shares	$58,475	$29,401	$226,288	$277,119

Earnings per common share:
Basic:
Income from continuing operations applicable to common shares	$0.31	$0.21	$1.30	$1.12
Discontinued operations	0.10	0.01	0.32	1.14

Net income applicable to common shares	$0.41	$0.22	$1.62	$2.26

Diluted:
Income from continuing operations applicable to common shares	$0.31	$0.21	$1.30	$1.12
Discontinued operations	0.10	0.01	0.32	1.13

Net income applicable to common shares	$0.41	$0.22	$1.62	$2.25

Weighted average shares used in computing earnings per common share:
Basic	142,963	133,300	139,572	122,597
Diluted	143,047	133,685	139,912	123,012

Dividends declared per common share	$0.5125	$0.475	$2.05	$1.90

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Ventas Reports Fourth Quarter Results

February 12, 2009

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	2008 Quarters				2007 Fourth Quarter
	Fourth	Third	Second	First

Revenues:
Rental income	$124,177	$122,613	$120,913	$119,733	$119,835
Resident fees and services	105,609	108,610	107,312	107,726	106,888
Income from loans and investments	3,474	3,426	1,480	467	471
Interest and other income	697	1,913	798	818	547

Total revenues	233,957	236,562	230,503	228,744	227,741

Expenses:
Interest	50,253	50,381	51,069	51,481	53,313
Depreciation and amortization	54,209	50,203	56,853	70,537	70,895
Property-level operating expenses	76,447	81,698	71,842	76,957	75,395
General, administrative and professional fees (including non-cash stock-based compensation expense of $2,160, $3,326, $2,541, $1,949 and $1,891, respectively)	11,158	11,626	9,610	8,257	11,506
Foreign currency gain	(11)	(45)	(27)	(79)	(35)
Merger-related expenses	1,332	1,248	1,234	646	652
(Gain) loss on extinguishment of debt	(2,858)	344	195	(79)	—

Total expenses	190,530	195,455	190,776	207,720	211,726

Income before reversal of contingent liability, income taxes, minority interest and discontinued operations	43,427	41,107	39,727	21,024	16,015
Reversal of contingent liability	—	23,328	—	—	—
Income tax benefit, net of minority interest	1,720	415	3,712	10,038	12,968

Income before minority interest and discontinued operations	45,147	64,850	43,439	31,062	28,983
Minority interest, net of tax	621	1,040	545	478	610

Income from continuing operations	44,526	63,810	42,894	30,584	28,373
Discontinued operations	13,949	885	28,172	1,468	1,028

Net income applicable to common shares	$58,475	$64,695	$71,066	$32,052	$29,401

Earnings per common share:
Basic:
Income from continuing operations applicable to common shares	$0.31	$0.45	$0.31	$0.23	$0.21
Discontinued operations	0.10	0.01	0.20	0.01	0.01

Net income applicable to common shares	$0.41	$0.46	$0.51	$0.24	$0.22

Diluted:
Income from continuing operations applicable to common shares	$0.31	$0.45	$0.31	$0.22	$0.21
Discontinued operations	0.10	0.01	0.20	0.01	0.01

Net income applicable to common shares	$0.41	$0.46	$0.51	$0.23	$0.22

Shares used in computing earnings per common share:
Basic	142,963	140,759	138,133	136,381	133,300
Diluted	143,047	141,141	138,737	136,673	133,685

Dividends declared per common share	$0.5125	$0.5125	$0.5125	$0.5125	$0.475

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Ventas Reports Fourth Quarter Results

February 12, 2009

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2008 and 2007

(In thousands)

	2008	2007
Cash flows from operating activities:
Net income	$226,288	$282,318
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	235,719	235,045
Amortization of deferred revenue and lease intangibles, net	(9,309)	(9,819)
Other amortization expenses	309	2,456
Stock-based compensation	9,976	7,493
Straight-lining of rental income	(14,652)	(17,311)
Gain on extinguishment of debt	(168)	—
Gain on sale of real estate assets (including amounts in discontinued operations)	(39,026)	(129,478)
Net gain on sale of marketable equity securities	—	(864)
Income tax benefit	(15,885)	(28,042)
Loss on bridge financing	—	2,550
Reversal of contingent liability	(23,328)	—
Provision for loan losses	5,994	—
Other	3,298	222
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(3,541)	47,528
Increase (decrease) in accrued interest	1,100	(4,906)
(Decrease) increase in other liabilities	(12,600)	14,434

Net cash provided by operating activities	364,175	401,626
Cash flows from investing activities:
Net investment in real estate property	(53,801)	(1,348,354)
Investment in loans receivable	(108,826)	—
Purchase of marketable debt securities	(63,680)	—
Proceeds from real estate disposals	104,183	157,400
Proceeds from sale of securities	—	7,773
Proceeds from loans receivable	135	15,803
Capital expenditures	(16,359)	(8,188)
Other	2,092	374

Net cash used in investing activities	(136,256)	(1,175,192)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	73,366	176,586
Issuance of bridge financing	—	1,230,000
Repayment of bridge financing	—	(1,230,000)
Proceeds from debt	140,262	53,832
Repayment of debt	(416,896)	(184,613)
Debt and preferred stock issuance costs	—	(4,300)
Payment of deferred financing costs	(3,857)	(7,856)
Issuance of common stock, net	408,540	1,045,713
Cash distribution to preferred stockholders	—	(3,449)
Cash distribution to common stockholders	(288,849)	(282,739)
Other	7,187	12,475

Net cash (used in) provided by financing activities	(80,247)	805,649

Net increase in cash and cash equivalents	147,672	32,083
Effect of foreign currency translation on cash and cash equivalents	806	(4,995)
Cash and cash equivalents at beginning of period	28,334	1,246

Cash and cash equivalents at end of period	$176,812	$28,334

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Ventas Reports Fourth Quarter Results

February 12, 2009

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	2008 Quarters				2007 Fourth Quarter
	Fourth	Third	Second	First
Cash flows from operating activities:
Net income	$58,475	$64,695	$71,066	$32,052	$29,401
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	54,939	50,969	57,975	71,836	72,544
Amortization of deferred revenue and lease intangibles, net	(2,107)	(1,819)	(2,272)	(3,111)	(3,190)
Other amortization expenses	(569)	(251)	491	638	475
Stock-based compensation	2,160	3,326	2,541	1,949	1,891
Straight-lining of rental income	(3,437)	(3,786)	(3,670)	(3,759)	(4,379)
(Gain) loss on extinguishment of debt	(105)	28	17	(108)	—
Gain on sale of real estate assets (including amounts in discontinued operations)	(13,157)	—	(25,869)	—	—
Income tax benefit	(1,720)	(415)	(3,712)	(10,038)	(12,968)
Reversal of contingent liability	—	(23,328)	—	—	—
Provision for loan losses	—	5,994	—	—	—
Other	531	1,030	936	801	(264)
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(2,247)	(7,388)	(9,634)	15,728	30,683
(Decrease) increase in accrued interest	(24,324)	25,994	(26,528)	25,958	(27,534)
(Decrease) increase in other liabilities	(740)	9,601	5,859	(27,320)	(33,525)

Net cash provided by operating activities	67,699	124,650	67,200	104,626	53,134
Cash flows from investing activities:
Net investment in real estate property	(6,514)	(40,927)	(389)	(5,971)	(54,604)
Investment in loans receivable	(10,000)	—	(98,826)	—	—
Purchase of marketable debt securities	—	(18,900)	(44,780)	—	—
Proceeds from real estate disposals	45,804	—	58,379	—	—
Proceeds from loans receivable	13	(166)	226	62	(525)
Capital expenditures	(4,185)	(7,694)	(3,548)	(932)	(4,225)
Other	1,770	(18)	357	(17)	52

Net cash provided by (used in) investing activities	26,888	(67,705)	(88,581)	(6,858)	(59,302)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	245,582	(88,800)	88,800	(172,216)	46,027
Proceeds from debt	129,903	4,005	1,353	5,001	44,422
Repayment of debt	(333,750)	(30,529)	(23,413)	(29,204)	(40,838)
Payment of deferred financing costs	(3,202)	34	(14)	(675)	(2,322)
Issuance of common stock, net	—	216,872	—	191,668	1,589
Cash distribution to common stockholders	(73,468)	(73,499)	(70,976)	(70,906)	(63,486)
Other	235	1,695	3,391	1,866	11,165

Net cash (used in) provided by financing activities	(34,700)	29,778	(859)	(74,466)	(3,443)

Net increase (decrease) in cash and cash equivalents	59,887	86,723	(22,240)	23,302	(9,611)
Effect of foreign currency translation on cash and cash equivalents	1,002	(68)	161	(289)	9,372
Cash and cash equivalents at beginning of period	115,923	29,268	51,347	28,334	28,573

Cash and cash equivalents at end of period	$176,812	$115,923	$29,268	$51,347	$28,334

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Ventas Reports Fourth Quarter Results

February 12, 2009

FUNDS FROM OPERATIONS, NORMALIZED FFO AND FUNDS AVAILABLE

FOR DISTRIBUTION

(In thousands, except per share amounts)

	2008 Quarters				2007 Fourth Quarter
	Fourth	Third	Second	First

Net income applicable to common shares	$58,475	$64,695	$71,066	$32,052	$29,401
Adjustments:
Depreciation and amortization on real estate assets	54,036	50,017	56,669	70,357	70,717
Depreciation on real estate assets related to minority interest	(1,582)	(1,590)	(1,578)	(1,501)	(1,391)
Discontinued operations:
Gain on sale of real estate assets	(13,157)	—	(25,869)	—	—
Depreciation and amortization on real estate assets	765	766	1,122	1,299	1,650

FFO	98,537	113,888	101,410	102,207	100,377
Merger-related expenses	1,332	1,248	1,234	646	652
Reversal of contingent liability	—	(23,328)	—	—	—
Provision for loan losses	—	5,994	—	—	—
Income tax benefit	(2,059)	(982)	(4,171)	(10,404)	(13,342)
(Gain) loss on extinguishment of debt	(2,858)	344	195	(79)	—

Normalized FFO	94,952	97,164	98,668	92,370	87,687

Straight-lining of rental income	(3,437)	(3,786)	(3,670)	(3,759)	(4,379)
Routine capital expenditures	(3,660)	(2,512)	(1,133)	(823)	(2,927)

FAD	$87,855	$90,866	$93,865	$87,788	$80,381

Per diluted share (1):
Net income applicable to common shares	$0.41	$0.46	$0.51	$0.23	$0.22
Adjustments:
Depreciation and amortization on real estate assets	0.38	0.35	0.41	0.51	0.53
Depreciation on real estate assets related to minority interest	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Discontinued operations:
Gain on sale of real estate assets	(0.09)	—	(0.19)	—	—
Depreciation and amortization on real estate assets	0.01	0.01	0.01	0.01	0.01

FFO	0.69	0.81	0.73	0.75	0.75
Merger-related expenses	0.01	0.01	0.01	0.01	0.00
Reversal of contingent liability	—	(0.16)	—	—	—
Provision for loan losses	—	0.04	—	—	—
Income tax benefit	(0.01)	(0.01)	(0.03)	(0.08)	(0.10)
(Gain) loss on extinguishment of debt	(0.02)	0.00	0.00	(0.00)	—

Normalized FFO	0.66	0.69	0.71	0.68	0.66

Straight-lining of rental income	(0.02)	(0.03)	(0.03)	(0.03)	(0.03)
Routine capital expenditures	(0.03)	(0.02)	(0.01)	(0.01)	(0.02)

FAD	$0.61	$0.64	$0.68	$0.64	$0.60

(1)	Per share amounts may not add due to rounding.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and FAD appropriate measures of performance of an equity REIT. The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. FAD represents normalized FFO excluding straight-line rental adjustments and routine capital expenditures.

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Ventas Reports Fourth Quarter Results

February 12, 2009

FFO and FAD presented herein are not necessarily comparable to FFO and FAD presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Neither FFO nor FAD should be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is FFO or FAD necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and FAD should be examined in conjunction with net income as presented elsewhere in this press release.

The Company’s normalized FFO excludes (a) gains and losses on the sales of assets, (b) merger-related costs and expenses that are not capitalized under GAAP, including expenses relating to the Company’s lawsuit against HCP, Inc., (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts or premiums incurred as a result of early debt retirement, (d) the non-cash effect of income tax benefits, (e) dilution, if any, resulting from the Company’s convertible notes, and (f) the reversal of contingent liabilities.

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Ventas Reports Fourth Quarter Results

February 12, 2009

Normalized FFO and FAD Guidance for the Year Ending December 31, 2009

The following table illustrates the Company’s normalized FFO and FAD per diluted common share guidance for the year ending December 31, 2009:

	GUIDANCE For the Year Ending December 31, 2009
Net income applicable to common shares	$1.15	-	$1.25
Adjustments:
Depreciation and amortization on real estate assets, depreciation related to minority interest and gain on sale of real estate assets, net	1.36	-	1.36

FFO	2.51	-	2.61
Adjustments:
Income tax benefit/expense, gain/loss on extinguishment of debt and merger-related expenses, net	0.04	-	0.04

Normalized FFO	2.55	-	2.65

Straight-lining of rental income and routine capital expenditures	(0.16)	-	(0.16)

FAD	$2.39	-	$2.49

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Ventas Reports Fourth Quarter Results

February 12, 2009

Net Debt to Pro Forma EBITDA

The following pro forma information considers the effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the year ended December 31, 2008, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) (dollars in thousands):

Pro forma net income for the year ended
December 31, 2008	$227,864
Add back:
Pro forma interest (including discontinued operations)	211,701
Pro forma depreciation and amortization (including discontinued operations)	236,932
Stock-based compensation	9,976
Gain on extinguishment of debt	(2,398)
Income tax benefit	(15,885)
Minority interest	2,938
Net gain on real estate disposals	(39,026)
Other taxes	1,578

Pro forma EBITDA	$633,680

As of December 31, 2008:
Debt	$3,147,694
Cash	(186,184)

Net debt	$2,961,510

Net debt to pro forma EBITDA	4.7	x

The Company considers EBITDA a profitability measure which indicates the Company’s ability to service debt. The Company considers the net debt to pro forma EBITDA ratio a useful measure to evaluate the Company’s ability to pay its indebtedness. EBITDA presented herein is not necessarily comparable to EBITDA presented by other companies due to the fact that not all companies use the same definition. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is EBITDA necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, EBITDA should be examined in conjunction with net income as presented elsewhere in this press release.

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Ventas Reports Fourth Quarter Results

February 12, 2009

Non-GAAP Financial Measures Reconciliation (In thousands, except per share amounts)

	For the Year Ended December 31,
	2008	2007

Net income applicable to common shares	$226,288	$277,119
Adjustments:
Depreciation and amortization on real estate assets	231,079	226,354
Depreciation on real estate assets related to minority interest	(6,251)	(3,749)
Discontinued operations:
Gain on sale of real estate assets	(39,026)	(129,478)
Depreciation and amortization on real estate assets	3,952	7,410

FFO	416,042	377,656

Gain on foreign currency hedge	—	(24,314)
Preferred stock issuance costs	—	1,750
Bridge loan fee	—	2,550
Merger-related expenses	4,460	2,979
Gain on sale of securities	—	(864)
Reversal of contingent liability	(23,328)	—
Provision for loan losses	5,994	—
Income tax benefit	(17,616)	(29,095)
Gain on extinguishment of debt	(2,398)	(88)

Normalized FFO	383,154	330,574

Straight-lining of rental income	(14,652)	(17,311)
Routine capital expenditures	(8,128)	(6,372)

FAD	$360,374	$306,891

Per diluted share (1):
Net income applicable to common shares	$1.62	$2.25
Adjustments:
Depreciation and amortization on real estate assets	1.65	1.84
Depreciation on real estate assets related to minority interest	(0.04)	(0.03)
Discontinued operations:
Gain on sale of real estate assets	(0.28)	(1.05)
Depreciation and amortization on real estate assets	0.03	0.06

FFO	2.97	3.07

Gain on foreign currency hedge	—	(0.20)
Preferred stock issuance costs	—	0.01
Bridge loan fee	—	0.02
Merger-related expenses	0.03	0.02
Gain on sale of securities	—	(0.01)
Reversal of contingent liability	(0.16)	—
Provision for loan losses	0.04	—
Income tax benefit	(0.13)	(0.24)
Gain on extinguishment of debt	(0.02)	(0.00)

Normalized FFO	2.74	2.69

Straight-lining of rental income	(0.10)	(0.14)
Routine capital expenditures	(0.06)	(0.05)

FAD	$2.58	$2.49

(1)	Per share amounts may not add due to rounding.

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